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                                                                    Exhibit 23-b



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement of Chiquita Brands International, Inc. on Form S-4 of our report dated June 19, 1997 (October 10, 1997 as to Note L) appearing in the Annual Report on Form 10-K/A of Stokely USA, Inc. for the year ended March 31, 1997 and incorporated by reference in the Chiquita Brands International Inc. Current Report on Form 8-K dated November 20, 1997, and to the reference to our firm under the heading "Experts" in the Registration statement.


                                              /s/ DELOITTE & TOUCHE LLP


Milwaukee, Wisconsin
December 4, 1997